UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of February 12, 2020, the Board of Directors (the “Board”) of BridgeBio Pharma, Inc. (the “Company”) increased the size of the Company’s Board from seven to eight directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article VI, Section 3 of the Company’s Amended and Restated Certificate of Incorporation and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

Effective as of February 12, 2020, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Ronald J. Daniels to the Board. Mr. Daniels will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders during the year ending December 31, 2022 or until his earlier death, resignation or removal.

Pursuant to the Company’s Director Compensation Policy, on February 12, 2020, the Board granted Mr. Daniels an option to purchase 91,554 shares of the Company’s common stock at an exercise price equal to $34.65, the closing market price per share of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The options will vest in three equal annual installments over a three-year period, subject to Mr. Daniels’ continued service on the Board.

Mr. Daniels has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on June 25, 2019.

Mr. Daniels, age 60, will serve as a member of the Board as of February 12, 2020. Mr. Daniels has served as the president of Johns Hopkins University since 2009. Prior to joining Johns Hopkins, Mr. Daniels was provost and professor of law at the University of Pennsylvania. Prior to University of Pennsylvania, he served as the dean and James M. Tory Professor of Law at the University of Toronto. Mr. Daniels received a BA from the University of Toronto in 1982, a JD in 1986 from the University of Toronto and an LLM from Yale University in 1988. He has been visiting professor and Coca-Cola World Fellow at Yale Law School and John M. Olin Visiting Fellow at Cornell Law School. We believe Mr. Daniels’ extensive experience as a professor and now a leader at of one of the world’s premier science institutions, qualifies him to serve on our Board.

There are no arrangements or understandings between Mr. Daniels and any other persons pursuant to which Mr. Daniels was appointed as a member of the Board. There are also no family relationships between Mr. Daniels, on the one hand, and any director or executive officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, on the other, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: February 19, 2020	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer